Exhibit 99.1

iMedia Brands Reports First Quarter 2020 Results

Restaging of Business Continues With $20 Million improvement in Q1 Operating Cash Flow

MINNEAPOLIS, MN – May 27, 2020 – iMedia Brands, Inc. (NASDAQ: IMBI) today announced results for the first quarter ended May 2, 2020.

First Quarter 2020 Summary & Recent Highlights

•

Q1 net sales of $95.8 million declined 27% compared to prior year, driven primarily by management’s priority to improve operating cash flow. In Q4, management made the decision to reduce Q1 inventory receipts by 47%, which successfully drove a $14.9 million reduction in inventory compared to Q4. This reduction combined with a Q1 gross margin improvement of 710 basis points versus Q4 drove a $20 million increase in Q1 operating cash flow compared to Q4 2019.

•	Q1 gross margin improvement of 870 basis points compared to the prior year Q1.

•

Strong Q1 ShopHQ viewership trends continue, driven by static programming calendar introduced in Q4 2019. March 2020 total viewership was essentially flat compared to March last year, reversing a five-plus year trend of year-over-year viewership declines.

•

Watches and Fashion Accessories Categories posted Q1 viewership growth of 0.4% and 4.4%, respectively. Both categories benefited from the addition of new fixed programming in the quarter: Fashion Talk on Mondays and Thursdays; Wake Up in Style on Tuesdays; as well as Invicta Breakdown on Tuesdays and Invicta Collectors Room on Thursdays.

•	Successful launch of new static programs Paula Deen Sweet Home Savannah and Learning to Cook with Shaq attracted double-digit growth in audiences compared to the same calendar time slots last year.

•

Consolidated net loss of $6.8 million is a $14.2 million improvement compared to a net loss of $21.0 million last year, driven primarily by a $6.1 million reduction in inventory impairment costs, a reduction of $1.8 million in restructuring and transition costs, and a reduction of approximately $14.1 million in expenses, offset by a reduction of roughly $7.8 million in gross profit.

•

ShopHQ Adjusted EBITDA of $20,000 was a material improvement compared to a loss of $7.7 million for the same period last year. Consolidated Adjusted EBITDA loss of $1.6 million was also a material improvement compared to a consolidated loss of $8.5 million for the same period last year.

•	$4 million private investment led by Eyal Lalo, Invicta’s CEO and iMedia Vice Chairman, entered into on April 14th, further strengthening the company’s working capital.

CEO Commentary

“The COVID-19 situation creates uncertain and stressful times, and our company continues to take every necessary step to keep its employees, vendors, customers, guests, and their families safe,” said Tim Peterman, CEO of iMedia Brands. “With that being said, I am proud to report that in Q1 our teams performed at a high level, accelerating the restaging of this business with precedent improvements in profitability, operating cash flow and viewership.”

First Quarter 2020 Results

SUMMARY RESULTS AND KEY OPERATING METRICS

($ Millions, except average selling price and EPS)

	Q1 2020 5/2/2020	Q1 2019 5/4/2019	Change

Net Sales	$95.8	$131.5	(27.1%)

Gross Margin %	37.1%	28.4%	870 bps

Adjusted EBITDA	$(1.6)	$(8.5)	81%

Net Loss	$(6.8)	$(21.0)	67%

EPS	$(0.82)	$(3.12)	74%

Net Shipped Units (000s)	1,348	1,899	(29%)

Average Selling Price (ASP)	$64	$63	2%

Return Rate %	17.8%	20.2%	(240 bps)

ShopHQ Digital Net Sales %	53.1%	52.5%	60 bps

Total Customers-12 Month Rolling (000s)	991	1,179	(16%)

% of ShopHQ Net Merchandise Sales by Category

Jewelry & Watches	46%	43%

Home & Consumer Electronics	21%	20%

Beauty & Wellness	18%	18%

Fashion & Accessories	15%	19%

Total	100%	100%

Liquidity and Capital Resources

As of May 2, 2020, total unrestricted cash was $16.2 million compared to $10.3 million at the end of the fourth quarter of fiscal 2019. The Company also had an additional $5.2 million of unused availability on its revolving credit facility.

On April 14, 2020, iMedia entered into a financing agreement to sell $4 million of common stock priced at market to investors that include, among others, Invicta Media Investments, an affiliate of Eyal Lalo, the Company’s Vice Chair, as well as current director Michael Friedman. Proceeds will be used for general working capital purposes.

In light of the macroeconomic conditions and COVID-19, the Company is closely monitoring any impact to its operations, supply chain, liquidity or financial results.

Television Distribution Rights

During the first quarter of fiscal 2020, the Company entered into certain affiliation agreements with television providers for carriage of our television programming over their systems, including channel placement rights. The

Company recorded television distribution rights of $28.1 million during the first quarter of fiscal 2020, which represents the present value of payments for the television distribution channel placement. Television distribution rights are amortized on a straight-line basis over the lives of the individual agreements. The remaining weighted average lives of the television distribution rights was 1.7 years as of May 2, 2020. Amortization expense related to the television distribution rights was $47,000 for the three-month period ended May 2, 2020 and is included in depreciation and amortization within the condensed consolidated statement of operations. Estimated amortization expense is $12.7 million for fiscal 2020 and $15.4 million for fiscal 2021. The liability relating to the television distribution right was $28.1 million as of May 2, 2020, of which $14.9 million was classified as current in the accompanying balance sheet. The long-term portion of the obligation is included in other long-term liabilities within the accompanying balance sheet.

In addition to the channel placement fees, the Company’s affiliation agreements generally provide that we will pay each operator a monthly access fee, most often based on the number of homes receiving our programming, and in some cases marketing support payments. Monthly access fees are expensed as distribution and selling expense within the condensed consolidated statement of operations.

Outlook

In terms of our outlook, because of COVID-19, we are not providing guidance currently. However, we believe that television retailing will be less impacted than other businesses because we serve our customers without them ever leaving their homes.

Conference Call

The company will hold a conference call today at 8:30 a.m. Eastern time to discuss its first quarter 2020 results.

Date: Wednesday, May 27, 2020

Toll-free dial-in number: (877) 407-9039

International dial-in number: (201) 689-8470

Conference ID: 13703524

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the iMedia Brands website at www.imediabrands.com.

A replay of the conference call will be available after 11:30 a.m. Eastern time on the same day through June 10, 2020.

Toll-free replay number: (844) 512-2921

International replay number: (412) 317-6671

Replay ID: 13703524

About iMedia Brands, Inc.

iMedia Brands, Inc. (Nasdaq: IMBI) is a leading interactive media company that manages a growing portfolio of niche lifestyle television networks, niche advertisers and complementary media services in North America. Its brand portfolio spans multiple business models and product categories and includes ShopHQ, Bulldog Shopping Network, Float Left Interactive, J.W. Hulme and iMedia 3PL Services. Please visit www.imediabrands.com for more investor information.

Contacts:

Investors:

Gateway Investor Relations

Cody Slach

IMBI@gatewayir.com

(949) 574-3860

Media:

press@imediabrands.com

(800) 938-9707

iMEDIA BRANDS, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share data)

	May 2, 2020	February 1, 2020
	(Unaudited)
ASSETS
Current assets:
Cash	$16,205	$10,287
Accounts receivable, net	54,817	63,594
Inventories	63,954	78,863
Prepaid expenses and other	7,274	8,196

Total current assets	142,250	160,940
Property and equipment, net	46,186	47,616
Television distribution rights, net	28,048	—
Other assets	4,321	4,187

Total Assets	$220,805	$212,743

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$79,607	$83,659
Accrued liabilities	39,685	40,250
Current portion of television distribution rights obligation	14,894	—
Current portion of long term credit facility	2,488	2,714
Current portion of operating lease liabilities	503	704
Deferred revenue	115	141

Total current liabilities	137,292	127,468

Other long term liabilities	13,933	335
Long term credit facilities	55,676	66,246

Total liabilities	206,901	194,049

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $.01 par value, 400,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, $.01 par value, 14,600,000 shares authorized; 8,972,816 and 8,208,227 shares issued and outstanding	90	82
Additional paid-in capital	454,863	452,833
Accumulated deficit	(441,049)	(434,221)

Total shareholders’ equity	13,904	18,694

Total Liabilities and Shareholders’ Equity	$220,805	$212,743

iMEDIA BRANDS, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	For the Three-Month Periods Ended
	May 2, 2020	May 4, 2019
Net sales	$95,834	$131,521
Cost of sales	60,277	94,228

Gross profit	35,557	37,293
Margin%	37.1%	28.4%

Operating expense:
Distribution and selling	33,735	46,864
General and administrative	5,367	6,869
Depreciation and amortization	1,881	1,679
Restructuring costs	209	—
Executive and management transition costs	—	2,031

Total operating expense	41,192	57,443

Operating loss	(5,635)	(20,150)

Other income (expense):
Interest income	1	5
Interest expense	(1,179)	(830)

Total other expense	(1,178)	(825)

Loss before income taxes	(6,813)	(20,975)
Income tax provision	(15)	(15)

Net loss	$(6,828)	$(20,990)

Net loss per common share	$(0.82)	$(3.12)

Net loss per common share—assuming dilution	$(0.82)	$(3.12)

Weighted average number of common shares outstanding:
Basic	8,290,790	6,731,846

Diluted	8,290,790	6,731,846

iMEDIA BRANDS, INC.

AND SUBSIDIARIES

PERFORMANCE MEASURES BY SEGMENT

(Unaudited)

($ in Millions)

	For the Three-Month Period Ended May 2, 2020			For the Three-Month Period Ended May 4, 2019
	ShopHQ	Emerging	Consolidated	ShopHQ	Emerging	Consolidated
Net Sales	$93.8	$2.0	$95.8	$130.8	$0.7	$131.5
Gross Profit	35.0	0.6	35.6	37.2	0.1	37.3
Operating Loss	(3.8)	(1.8)	(5.7)	(19.3)	(0.9)	(20.2)
Adjusted EBITDA	0.0	(1.7)	(1.7)	(7.7)	(0.7)	(8.5)

iMEDIA BRANDS, INC.

AND SUBSIDIARIES

Reconciliation of Net Loss to Adjusted EBITDA:

(Unaudited)

(in thousands)

	For the Three-Month Period Ended May 2, 2020			For the Three-Month Period Ended May 4, 2019
	ShopHQ	Emerging	Consolidated	ShopHQ	Emerging	Consolidated
Net loss			$(6,828)			$(20,990)
Adjustments:
Depreciation and amortization			2,905			2,629
Interest income			(1)			(5)
Interest expense			1,179			830
Income taxes			15			15

EBITDA (as defined)	$(1,063)	$(1,667)	$(2,730)	$(16,663)	$(858)	$(17,521)

A reconciliation of EBITDA to Adjusted EBITDA is as follows:
EBITDA (as defined)	$(1,063)	$(1,667)	$(2,730)	$(16,663)	$(858)	$(17,521)
Adjustments:
Restructuring costs	209	—	209	—	—	—
Executive and management transition costs	—	—	—	2,031	—	2,031
Inventory Impairment write-down	—	—	—	6,050	—	6,050
Transaction, settlement and integration costs (a)	259	—	259	—	—	—
Non-cash share-based compensation expense	615	—	615	855	111	966

Adjusted EBITDA	$20	$(1,667)	$(1,647)	$(7,727)	$(747)	$(8,474)

(a)	Transaction, settlement and integration costs for the quarter ended May 2, 2020 of $259,000 includes consulting fees incurred to explore additional loan financings. .

Adjusted EBITDA

EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines Adjusted EBITDA as EBITDA excluding non-operating gains (losses); executive and management transition costs; restructuring costs; non-cash impairment charges and write downs; transaction, settlement, and integration costs, net; and non-cash share-based compensation expense. The Company has included the “Adjusted EBITDA” measure in its EBITDA reconciliation in order to adequately assess the operating performance of its television and online businesses and in order to maintain comparability to its analyst’s coverage and financial guidance, when given. Management believes that the Adjusted EBITDA measure allows investors to make a meaningful comparison between its business operating results over different periods of time with those of other similar companies. In addition, management uses Adjusted EBITDA as a metric to evaluate operating performance under the Company’s management and executive incentive compensation programs. Adjusted EBITDA should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with generally accepted accounting principles (“GAAP”) and should not be construed as a measure of liquidity. Adjusted EBITDA may not be comparable to similarly entitled measures reported by other companies. The Company has included a reconciliation of the comparable GAAP measure, net income (loss) to Adjusted EBITDA in this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding the expected impact of COVID-19 on television retailing are forward-looking. The Company often use words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will and similar expressions to identify forward-looking statements. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment, including COVID-19; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for the Company’s programming and the associated fees or estimated cost savings from contract renegotiations; the Company’s ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom the Company has contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; the ability to manage operating expenses successfully and the Company’s working capital levels; the ability to remain compliant with the Company’s credit facilities covenants; customer acceptance of the Company’s branding strategy and its repositioning as a video commerce company; the ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to the Company’s management and information systems infrastructure; challenges to the Company’s data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting the Company’s operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from its programming; disruptions in the Company’s distribution of its network broadcast to customers; the Company’s ability to protect its intellectual property rights; our ability to obtain and retain key executives and employees; the Company’s ability to attract new customers and retain existing customers; changes in shipping costs; expenses related to the actions of activist or hostile shareholders; the Company’s ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming;

and the risks identified under Item 1A(Risk Factors) in the Company’s most recently filed Form 10-K and any additional risk factors identified in its periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. the Company’s is under no obligation (and expressly disclaim any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.